UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2010

CECO ENVIRONMENTAL CORP.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of in corporation)	0-7099 (Commission File Number)	13-2566064 (IRS Employer Identification No.)

3120 Forrer Street,
Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (416) 593-6543

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

CECO Environmental Corp. (the “Company”), in order to operate at a higher utilization rate and to increase operational efficiency, has determined to shift production in its North America facilities by scaling down the K&B Contracting Services and Fabrication production at its plant in Cincinnati, OH and migrating such production to its facilities in Louisville, Kentucky; Columbia, Tennessee; Greensboro, North Carolina; and Canton, Mississippi.  The Company expects that such relocation of production from the Cincinnati facility to its other facilities will be completed by the end of September 2010.  The Company expects to maintain the sales, engineering consulting and manufacturing operations of the Component Parts and KBD Technic divisions at the Cincinnati facility for twelve to fifteen months, which will then be moved to a new smaller facility, which has not yet been identified.  The Company also intends to sell the Cincinnati facility. Upon the sale of the Cincinnati facility, it is anticipated that the Company’s Corporate, Human Resources, IT, Accounting and Finance divisions as well as the Cincinnati K&B Sales and Engineering team and support staff will relocate to a new location in Cincinnati, which also has not yet been identified.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2009, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, each of which has been filed with the Securities and Exchange Commission and is available on the Securities and Exchange Commission’s website (www.sec.gov). The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2010	CECO ENVIRONMENTAL CORP.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President –Finance and Administration